Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD

2ND QUARTER AND DECLARES CASH DIVIDEND

Chesapeake, VA – Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported their best second quarter profits in the Company’s history. The Board of Directors also declared a cash dividend of $0.06 per share. Second quarter 2013 highlights are:

•	Net income available to common shareholders up 29%

•	Record quarterly net income of $3,066,638, up 10%

•	Diluted earnings per share of $0.29, up 7%

•	Net Interest Margin holding steady at 4.11%

•	Non-performing assets at 0.30% of total assets

•	$607 million in mortgage loans closed

“The second quarter of 2013 represents the 18th record quarterly improvement in our profitability. The leading drivers of our performance were improved credit quality, non-interest income growth, consistent mortgage loan closings and net interest income growth. Even with startup expenses related to Monarch Bank Private Wealth, expansion into the Williamsburg and Peninsula mortgage and banking markets, and our new mortgage venture with Rose and Womble Realty, we managed to improve our profitability and financial performance from the same period one year ago.” stated Brad E. Schwartz, Chief Executive Officer. “Our shareholders have been rewarded this year with an improved stock price, increased cash dividends, and higher earnings per share.”

The Board of Directors on July 24, 2013 declared a regular quarterly cash dividend of $0.06 per share of common stock. The dividend is payable on August 30, 2013 to shareholders of record on August 9, 2013. The amount and declaration of future cash dividends are subject to Board of Director’s approval in addition to regulatory restrictions.

For the first six months of 2013 net income was a record $6,524,767 compared to $5,293,093 for the same period in 2012, a 23% increase. The six month annualized return on average equity (ROE) was 14.61%, and the annualized return on average assets (ROA) was 1.23%. Year to date diluted earnings per share were $0.62 compared to $0.52 per share in the same quarter of 2012, a 19% improvement.

Net income was $3,066,638 for the second quarter of 2013, up 10% from the same period in 2012, which was the Company’s previous record second quarter with $2,776,987 in net income. The quarterly annualized return on average equity (ROE) was 13.42%, and the quarterly return on average assets (ROA) was 1.19%. Diluted earnings per share were $0.29, compared to $0.27 per share in the same quarter of 2012.

Total assets at June 30, 2013 were $1.02 billion, up from $995 million one year prior. While total asset growth was nominal year over year, the shift in assets continued with loans held for investment growing $70.9 million, cash and funds sold growing $64.5 million, and short-term mortgage loans held for sale declining $115.4 million. A major company focus in 2013 has been to improve delivery and funding times for mortgage loans sold to our correspondents to improve our liquidity position, reduce potential interest rate risk, and ensure adequate funding to grow loans held for investment.

Loans held for investment grew $70.9 million or 11% in the past year. Loans held for investment grew a net of $5 million during the second quarter of 2013 and have grown $36 million year to date. We booked and funded $63 million in new loans held for investment during the second quarter of 2013 and $117 million year to date. The majority of our second quarter new loan growth was offset by loan payments and payoffs.

Deposits increased $45.3 million or 5.3% year over year and now total $898.6 million. The positive shift between deposit categories continued with our focus on generating commercial demand deposits through our cash management team. Demand deposits grew $51.2 million to $271.0 million, money market accounts grew $33.7 million to $341.0 million, and higher-cost certificates of deposits declined $42.2 million to $264.5 million. At the same time borrowings declined $35.1 million. The shift in certificates of deposit and borrowings is a direct reflection on our streamlined process for delivering closed mortgage loans held for sale to improve funding turnaround. Demand deposits now represent 30.2% of our total deposits. While the current rate environment does not appropriately reward banks for a demand deposit-focused funding strategy, this strategy should deliver long-term net interest margin protection when rates eventually rise.

“We are pleased to report a great quarter and year for loan production and growth, with all of this accomplished to our higher credit standards. We continue to see credit standards in the marketplace loosen and pledge to lend as we have in the past to the top clients in our markets with properly structured and priced loans.” stated Neal Crawford, President of Monarch Bank. “Our funding initiatives continue to improve our deposit mix and for the first time we have over 30% of our deposits in demand deposit accounts. We are very proud of our team in hitting this goal in the second quarter.”

Non-performing assets were 0.30%, which remains below that of our local, state, and national peer group. This was down from 0.34% in the first quarter of 2013 and 0.82% one year ago. Non-performing assets were $3.0 million, comprised of no loans 90 days or more past due and still accruing interest, $2.9 million in non-accrual loans and $0.1 million in other real estate owned. There was one property held at quarter-end in other real estate owned. The Company recorded net loan loss recoveries in the second quarter of $532 thousand, and year to date net loan loss recoveries totaled $410 thousand. The allowance for loan losses represents 1.62% of total loans held for investment and 385% of non-performing loans.

Average equity to average assets was 8.88% during the second quarter of 2013, an increase from 8.34% one year prior. Total risk-based capital to risk weighted assets at Monarch Bank equaled 13.66%, significantly higher than the required level to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, increased 2.5% or $236,000 during the second quarter of 2013 compared to the same quarter in 2012. Our net interest margin was 4.11% which improved from 4.02% at year-end 2012 and was in line with the previous quarter of 4.12%. Competition for loans for top credit clients continues to impact new loan pricing. Our focus on improving mortgage loan funding speeds also reduced our total earnings assets quarter over quarter.

Non-interest income increased $0.8 million during the second quarter over the previous year, while non-interest expenses grew by $1.7 million, increasing net overhead expense by $0.9 million for the second quarter compared to the previous year. Every category of non-interest income increased for the quarter and year to date. Investment revenues related to Monarch Bank Private Wealth totaled $452 thousand for the year compared to $31 thousand the previous year, a significant increase. The net overhead growth is attributed to the strategic growth of all our lines of business in the Williamsburg and Peninsula markets which opened in September 2012, the startup of Monarch Bank Private Wealth which began business in the third quarter of 2012, as well as mortgage and bank staffing growth. Salary and benefits expense, facilities expense, marketing expense, and the cost of governmental compliance expenses were the primary drivers of our net overhead growth.

Mortgage revenue continues to be the number one driver of non-interest income. $607 million in mortgage loans were closed during the second quarter of 2013, and home purchase mortgage loans represented 61% of total closed loans. We have closed $1.1 billion in mortgage loans during the first six months of 2013, which is in line with the same period in 2102. During the second quarter we also opened several mortgage banking offices of Advance Financial Group, our mortgage partnership with Rose and Womble Realty.

“We are pleased to report another quarter of strong mortgage production with over 60% of our volume from purchase mortgage loans. We have always structured our company to focus on purchase money mortgages and while we enjoyed the refinance volume in the past we are well positioned to continue our profit contribution in the current environment.” stated William T. Morrison, CEO of Monarch Mortgage. “Our expansion in the Peninsula and Williamsburg markets is just beginning, with our Newport News mortgage office opening just last week. We remain focused on building relationships with the realtor and builder community, as well as our past clients to drive production volume.”

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eleven banking offices in Chesapeake, Virginia Beach, Norfolk, Suffolk, and Williamsburg Virginia. Monarch Bank also has a loan production office in Newport News, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Advance Financial Group (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

##

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	July 25, 2013

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
ASSETS:
Cash and due from banks	$19,050	$17,414	$27,364	$14,633	$16,263
Interest bearing bank balances	15,195	14,099	14,667	12,043	4,295
Federal funds sold	56,972	21,937	15,744	8,191	6,142

Investment securities, at fair value	16,573	16,493	14,634	10,328	10,820

Loans held for sale	166,586	242,457	419,075	382,095	282,014

Loans held for investment, net of unearned income	697,376	692,410	661,094	627,256	626,464
Less: allowance for loan losses	(11,320)	(10,788)	(10,910)	(10,890)	(10,724)

Net loans	686,056	681,622	650,184	616,366	615,740

Bank premises and equipment, net	28,101	27,507	25,448	23,449	23,210
Restricted equity securities, at cost	3,792	3,781	12,363	8,346	4,885
Bank owned life insurance	7,290	7,231	7,173	7,132	7,069
Goodwill	775	775	775	775	775
Intangible assets, net	194	238	283	327	372
Accrued interest receivable and other assets	20,815	21,421	27,868	26,727	23,649

Total assets	$1,021,399	$1,054,975	$1,215,578	$1,110,412	$995,234

LIABILITIES:
Demand deposits - non-interest bearing	$218,880	$201,346	$190,120	$182,080	$178,520
Demand deposits - interest bearing	52,101	57,074	65,369	40,865	41,219
Money market deposits	341,042	332,305	335,899	313,985	307,392
Savings deposits	22,172	23,579	22,127	21,531	19,633
Time deposits	264,491	317,181	288,267	329,246	306,649

Total deposits	898,686	931,485	901,782	887,707	853,413

FHLB borrowings	1,225	1,250	194,299	105,027	31,324
Short Term borrowings	—	5,000	5,000	5,000	5,000
Federal funds purchased	—	—	—	—	—
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	16,733	14,894	15,550	17,151	14,260

Total liabilities	926,644	962,629	1,126,631	1,024,885	913,997

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—	2,406	3,945	3,945
Common stock	50,873	50,821	41,632	35,732	35,732
Capital in excess of par value	6,521	6,300	12,718	16,867	16,724
Retained earnings	36,233	33,790	30,786	27,586	24,512
Accumulated other comprehensive loss	(480)	(174)	(200)	(218)	(299)

Total Monarch Financial Holdings, Inc. stockholders’ equity	93,147	90,737	87,342	83,912	80,614
Noncontrolling interest	1,608	1,609	1,605	1,615	623

Total equity	94,755	92,346	88,947	85,527	81,237

Total liabilities and stockholders’ equity	$1,021,399	$1,054,975	$1,215,578	$1,110,412	$995,234

Preferred shares outstanding at period end	—	—	481,123	788,900	788,900
Common shares outstanding at period end (1)	10,408,544	10,398,073	8,557,939	7,251,491	7,251,491

Nonvested shares of common stock included in commons shares outstanding (1)	233,960	233,960	231,460	126,072	106,050

Book value per common share at period end (1) (2)	$8.95	$8.73	$8.80	$8.85	$8.40
Tangible book value per common share at period end (1) (3)	$8.86	$8.63	$8.68	$8.70	$8.24
Closing market price (1)	$10.83	$10.61	$8.22	$8.13	$8.21

Total risk based capital - Consolidated company	13.42%	13.06%	12.05%	12.49%	12.17%
Total risk based capital - Bank	13.66%	13.78%	12.73%	13.23%	12.79%

(1)	All share information has been adjusted to reflect the 6 for 5 stock split granted December 7, 2012 and cash in lieu of fractional shares.
(2)	Book value per common share is defined as stockholders’ equity divided by as-converted common shares outstanding.
(3)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted commons shares outstanding.

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
INTEREST INCOME:
Interest on federal funds sold	$25,312	$8,903	$30,470	$15,162
Interest on other bank accounts	9,952	4,898	18,094	8,446
Dividends on equity securities	69,225	64,974	143,660	102,474
Interest on investment securities	57,302	51,090	114,871	97,321
Interest and fees on loans	10,813,696	10,853,754	22,522,262	21,734,790

Total interest income	10,975,487	10,983,619	22,829,357	21,958,193

INTEREST EXPENSE:
Interest on deposits	1,020,913	1,266,904	2,050,375	2,548,691
Interest on trust preferred subordinated debt	124,200	123,425	243,242	246,275
Interest on other borrowings	38,810	37,607	327,988	100,114

Total interest expense	1,183,923	1,427,936	2,621,605	2,895,080

NET INTEREST INCOME	9,791,564	9,555,683	20,207,752	19,063,113
PROVISION FOR LOAN LOSSES	—	1,484,400	—	3,415,079

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,791,564	8,071,283	20,207,752	15,648,034

NON-INTEREST INCOME:
Mortgage banking income	20,572,388	20,152,078	36,738,324	36,736,289
Service charges and fees	477,660	467,565	928,814	881,616
Title income	232,423	168,622	486,774	282,880
Investment and insurance income	245,524	16,676	452,460	31,312
Other income	146,276	118,992	248,917	387,844

Total non-interest income	21,674,271	20,923,933	38,855,289	38,319,941

NON-INTEREST EXPENSE:
Salaries and employee benefits	8,502,755	7,093,920	16,707,830	13,724,438
Commissions and incentives	9,703,820	10,352,665	16,769,296	19,084,866
Occupancy and equipment	2,130,445	1,715,098	3,996,963	3,314,179
Loan expense	2,630,295	2,184,323	4,460,732	3,799,454
Marketing expense	744,646	593,526	1,257,604	1,003,817
Data processing	435,771	363,342	836,729	709,332
Other expenses	2,025,152	2,202,905	4,004,351	3,751,503

Total non-interest expense	26,172,884	24,505,779	48,033,505	45,387,589

INCOME BEFORE TAXES	5,292,951	4,489,437	11,029,536	8,580,386

Income tax provision	(1,797,773)	(1,556,294)	(3,791,326)	(2,977,835)

NET INCOME	3,495,178	2,933,143	7,238,210	5,602,551

Less: Net income attributable to noncontrolling interest	(428,540)	(156,156)	(713,443)	(309,458)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$3,066,638	$2,776,987	$6,524,767	$5,293,093

Preferred stock dividend and accretion of preferred stock discount	—	(390,000)	—	(780,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$3,066,638	$2,386,987	$6,524,767	$4,513,093

NET INCOME PER COMMON SHARE:
Basic	$0.29	$0.33	$0.66	$0.63
Diluted	$0.29	$0.27	$0.62	$0.52

Weighted average basic shares outstanding	10,401,992	7,188,270	9,854,418	7,183,028
Weighted average diluted shares outstanding	10,463,851	10,225,182	10,451,897	10,214,481

Return on average assets	1.19%	1.18%	1.23%	1.14%
Return on average stockholders’ equity	13.42%	14.14%	14.61%	13.63%

(1)	All share information has been adjusted to reflect the 6 for 5 stock split granted December 7, 2012 and cash in lieu of fractional shares.

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	For the Quarter Ended
(Dollars in thousands, except per share data)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
EARNINGS
Interest income	$10,976	$11,854	$12,690	$11,820	$10,983
Interest expense	(1,184)	(1,438)	(1,591)	(1,430)	(1,428)

Net interest income	9,792	10,416	11,099	10,390	9,555
Provision for loan losses	—	—	(517)	(899)	(1,484)
Noninterest income - mortgage banking income	20,572	16,166	23,826	25,652	20,152
Noninterest income - other	1,102	1,015	1,054	909	772
Noninterest expense	(26,173)	(21,861)	(29,058)	(29,810)	(24,506)

Pre-tax net income	5,293	5,736	6,404	6,242	4,489
Minority interest in net income	(428)	(285)	(298)	(368)	(156)
Income taxes	(1,798)	(1,993)	(2,338)	(2,111)	(1,556)

Net income	$3,067	$3,458	$3,768	$3,763	$2,777

PER COMMON SHARE
Earnings per share - basic	$0.29	$0.37	$0.44	$0.47	$0.33
Earnings per share - diluted	0.29	0.33	0.37	0.37	0.27
Common stock - per share dividends	0.06	0.05	0.05	0.05	0.05
Average Basic Shares Outstanding	10,401,992	9,300,760	7,980,259	7,235,370	7,188,270
Average Diluted Shares Outstanding	10,483,420	10,451,897	10,315,360	10,255,285	10,205,401

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$10,788	$10,910	$10,890	$10,724	$10,400
Provision for loan losses	—	—	517	899	1,484
Charge-offs	(279)	(554)	(622)	(823)	(1,403)
Recoveries	811	432	125	90	243

Net charge-offs	532	(122)	(497)	(733)	(1,160)

Ending balance	$11,320	$10,788	$10,910	$10,890	$10,724

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$—	$351	$153	$—	$461
Nonaccrual & Restructured debt	2,933	3,149	3,483	4,105	5,691
OREO	95	95	0	1,250	2,013

Nonperforming assets	3,028	3,595	3,636	5,355	8,165

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.30%	0.34%	0.30%	0.48%	0.82%
Nonperforming loans to total loans	0.42	0.51	0.55	0.65	0.98
Allowance for loan losses to total loans held for investment	1.62	1.56	1.65	1.74	1.71
Allowance for loan losses to nonperforming loans	385.95	308.23	300.06	265.29	174.32
Annualized net charge-offs to average loans held for investment	-0.31	0.07	0.31	0.48	0.76

FINANCIAL RATIOS
Return on average assets	1.19%	1.27%	1.28%	1.43%	1.18%
Return on average stockholders’ equity	13.42	15.86	17.51	18.24	14.14
Net interest margin (FTE)	4.11	4.12	4.02	4.27	4.36
Non-interest revenue/Total revenue	66.4	59.2	66.3	69.2	65.6
Efficiency - Consolidated	83.0	79.1	80.4	80.6	80.3
Efficiency - Bank only	58.2	53.1	54.5	52.6	57.0
Average equity to average assets	8.88	8.00	7.29	7.85	8.34

PERIOD END BALANCES (Amounts in thousands)
Total loans held for sale	$66,586	$242,457	$419,075	$382,095	$282,014
Total loans held for investment	697,376	692,410	661,094	627,256	626,464
Interest-earning assets	960,481	994,946	1,141,180	1,051,145	935,908
Assets	1,021,399	1,054,975	1,215,578	1,110,412	995,234
Total deposits	898,686	931,485	901,782	887,707	853,413
Other borrowings	11,225	16,250	209,299	120,027	46,325
Stockholders’ equity	93,147	90,737	87,342	83,912	80,614

AVERAGE BALANCES (Amounts in thousands)
Total loans held for sale	$200,733	$316,189	$423,354	$327,378	$239,558
Total loans held for investment	680,037	665,542	637,774	616,728	613,334
Interest-earning assets	964,872	1,033,838	1,103,667	978,135	891,340
Assets	1,032,345	1,105,933	1,173,820	1,044,966	947,060
Total deposits	908,229	865,146	945,297	890,772	827,258
Other borrowings	11,250	123,291	114,140	46,320	20,367
Stockholders’ equity	91,638	88,430	85,584	82,070	78,969

MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$607,189	$542,235	$762,131	$784,963	$605,926
Percentage of refinance based on dollar volume	39.2%	56.8%	61.4%	59.8%	47.5%